Exhibit 10.2

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of September 18, 2020, by and among Legacy Acquisition Corp., a Delaware corporation (“Buyer”) and the undersigned stockholder of Onyx Enterprises Int’l Corp., a New Jersey corporation (the “Company”), whose name appears on the signature pages hereto (“Company Stockholder”). Buyer and the Company Stockholder are sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on September 18, 2020, Buyer, Excel Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), Excel Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub 2”), and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Merger Sub 2 (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”), and (b) as soon as practicable, but in any event within 10 days following the First Merger, the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 being the surviving entity of the Second Merger. Each share of the Company’s capital stock issued and outstanding immediately prior to the First Effective Time will be cancelled and automatically converted into the right to receive the consideration specified in the Business Combination Agreement (such transaction, together with the Mergers and other transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, the Company Stockholder agrees to enter into this Agreement with respect to all shares in the capital of the Company (including all Company Common Stock and Company Preferred Stock) (collectively, the “Company Shares”) that the Company Stockholder now or hereafter owns, beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) or of record; and

WHEREAS, as of the date hereof, the Company Stockholder is the owner of, and/or has sole voting power (including, without limitation, by proxy or power of attorney) over, such number of Company Shares as are indicated opposite the Company Stockholder’s name on Schedule A attached hereto (all such Company Shares, together with any Company Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Company Stockholder during the period from the date hereof through the Expiration Time referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to the willingness of Buyer to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Company Stockholder has agreed to enter into this Agreement; and

WHEREAS, each of Buyer and the Company Stockholder has determined that it is in its best interest to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

2.  Agreement to Retain the Subject Shares.

2.1  No Transfer of Subject Shares. Until the earlier to occur of (a) the First Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with its terms, and (c) termination of this Agreement by mutual consent of the Buyer and the Company Stockholder (the “Expiration Time”), the Company Stockholder agrees not to (a) Transfer any Subject Shares or (b) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that if the Company Stockholder is an individual, by will, other testamentary document or under the laws of intestacy upon the death of the Company Stockholder; provided further, that such transferee of such Subject Shares evidences in a writing reasonably satisfactory to Buyer such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Company Stockholder.

2.2  Additional Purchases. Until the Expiration Time, the Company Stockholder agrees that any Subject Shares that the Company Stockholder purchases, that is issued by the Company or otherwise hereinafter acquired or with respect to which the Company Stockholder otherwise acquires sole or shared voting power (including, without limitation, by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by the Company Stockholder as of the date hereof. Each of the Company Stockholder agrees, while this Agreement is in effect, to notify Buyer promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired by the Company Stockholder, if any, after the date hereof.

2.3  Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by Applicable Law, be null and void ab initio.

3.  Voting; Irrevocable Proxy; Dissenters’ Rights.

3.1 Voting of Subject Shares. Hereafter until the Expiration Time, the Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), the Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) (i) to approve and adopt the Business Combination Agreement and the Transactions, and (ii) in any other circumstances upon which a consent or other approval with respect to the Business Combination Agreement or the Transactions is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of the Company Stockholder’s Subject Shares held at such time in favor of the foregoing and (b) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the Company’s closing conditions or obligations under the Business Combination Agreement not being satisfied. The Company Stockholder shall not commit or agree to vote or give instructions with respect to its Subject Shares inconsistent with the foregoing that would be effective prior to the Expiration Time.

3.2 Grant of Irrevocable Proxy. The Company Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Buyer, with full power of substitution and resubstitution, to vote the Subject Shares of the Company Stockholder in accordance with Section 3.1 prior to the Expiration Time at any annual or special meetings of the Company’s stockholders (or adjournments thereof) at which any of the matters described in Section 3.1 is to be considered, or to vote such Subject Shares by written consent in lieu of any such annual or special meeting. This proxy is coupled with an interest, is given as an additional inducement of Buyer to enter into the Business Combination Agreement and to consummate the Transactions and shall be irrevocable prior to the Expiration Time, at which time this proxy shall terminate. The Company Stockholder (solely in its capacity as such) hereby revokes any and all prior proxies relating to the matters contemplated in Section 3.1 (other than, for the avoidance of doubt, the proxy granted in the first sentence of this Section 3.2), and shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of the proxy granted in the first sentence of this Section 3.1.

3.3 Waiver of Dissenters’’ Rights. The Company Stockholder hereby waives, and agrees not to exercise or assert, any appraisal, dissenters’ or similar rights (including any such rights under Section 14A:11-1 of the New Jersey Business Corporation Act) in connection with the Transactions.

4.  Additional Agreements.

4.1 No Challenges. The Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, Merger Sub, Merger Sub 2, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

4.2  Further Actions. The Company Stockholder agrees, while this Agreement is in effect, not to take or agree to commit to take any action that would make any representation and warranty of the Company Stockholder contained in this Agreement inaccurate in any material respect. The Company Stockholder further agrees that it shall use its commercially reasonable efforts to cooperate with Buyer and the Company to effect the transactions contemplated hereby and the Transactions.

4.3  Consent to Disclosure. The Company Stockholder hereby consents to the publication and disclosure in the Tender Offer Statement, in the Information Statement, and in any other SEC Document of Buyer (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by Buyer or the Company to any Governmental Authority or to securityholders of Buyer) of the Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Buyer or the Company, a copy of this Agreement. The Company Stockholder will promptly provide any information reasonably requested by Buyer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Release. The Company Stockholder, on the Company Stockholder’s behalf and on behalf of the Company Stockholder’s controlled Affiliates, in consideration for any and all actions to be taken by Buyer, Merger Sub, or Merger Sub 2 pursuant to or in connection with the Business Combination Agreement, (a) hereby, with effect from and after the Closing Date, (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Released Parties of and from any and all Claims and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in each case of clause (i) and clause (ii), that the Company Stockholder or any of its Affiliates may have had in the past, may now have or may have in the future against any of the Released Parties with respect to the Company Stockholder’s or its controlled Affiliates ownership, direct or indirect, of any equity interests in the Company (the “Released Claims”) and (b) shall cause its controlled Affiliates to do the same; provided, however, that the foregoing shall not be deemed to include rights of the Company Stockholder or of any of its Affiliates (i) under this Agreement, the Business Combination Agreement, any Ancillary Document, or any other written agreement entered into with Buyer or its Affiliates in connection with the Transactions, (ii) for any unpaid wages or compensation in connection with employment or service as a director with or employee of the Company that is earned and unpaid, or becomes due and payable as a result of, the Transactions, or (iii) relating to or arising from the pending Proceeding in the Superior Court of New Jersey, Chancery Division, Monmouth County, Docket No. MON-C-45-18, and the term “Released Claims” will not include such rights. For purposes of this Agreement, (x) the term “Claims” means all past, present and future actions, agreements, awards, causes of action, claims, damages, judgments, liabilities, losses, obligations, proceedings or rights, in each case of the foregoing, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, determined or determinable, disclosed or undisclosed, due or to become due, foreseen or unforeseen, known or unknown, liquidated or unliquidated, matured or unmatured, suspected or unsuspected, at law or in equity, contractual or noncontractual, granted by statute or otherwise, in each case of the foregoing, to the extent arising (or based on events, facts, matters or circumstances occurring or existing) at any time prior to or at the Closing Date relating to the Transactions, and (y) the term “Released Parties” means the Company and its respective predecessors and successors (including the Surviving Company) and past, present and future assigns and Representatives. The Company Stockholder, on the Company Stockholder’s behalf and on behalf of its controlled Affiliates, represents and warrants to the Released Parties that neither the Company Stockholder nor any of its controlled Affiliates has sold, assigned, pledged, transferred, or otherwise disposed of (or agreed to sell, assign, pledge, transfer, or otherwise dispose of) any portion of any Released Claim (or any portion of any recovery or settlement to which Releasing Party or Affiliate may be entitled in connection with the Released Claims). The Company Stockholder shall not, and shall cause its Affiliates not to, assert, bring, commence or institute (or cause or permit to be asserted, brought commenced or instituted) any Claim against any Released Party relating to or based on, directly or indirectly, any Released Claim, and agrees, and shall cause its Affiliates to agree, that this Section 4.4 is, will constitute and may be pleaded as, as bar to any such Claim. The Company Stockholder acknowledges and agrees that it may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this Section 4.4 and further acknowledges and agrees that this Section 4.4 will remain in full force and effect, notwithstanding the existence of any different or additional facts. Each Released Party will be a third party beneficiary of the provisions contained in this Section 4.4.

5.  Representations and Warranties of the Company Stockholder. The Company Stockholder hereby represents and warrants to Buyer as follows:

5.1  Organization and Good Standing. If the Company Stockholder is not an individual, it is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was organized.

5.2 Title. The Company Stockholder has good and valid title to all Subject Shares owned by it, free and clear of any Encumbrance (other than restrictions imposed by securities laws applicable to securities generally, and the obligations and restrictions arising under this Agreement and the Stockholders Agreement). Except for this Agreement and the Stockholders Agreement, the Company Stockholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by the Company Stockholder, or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company owned by the Company Stockholder (other than as contemplated by this Agreement). The Company Stockholder does not own any rights to purchase or acquire any other equity securities of the Company.

5.3 Authority and Authorization; Conflicts.

(a) If the Company Stockholder is an individual, he or she has full power, capacity and authority to enter into and perform his or her obligations under this Agreement and each Ancillary Document of the Company Stockholder. If the Company Stockholder is not an individual, it has the requisite power and authority to enter into and perform its obligations under this Agreement and each Ancillary Document of the Company Stockholder and no further corporate or similar action or approval by the Company Stockholder or any other Person is necessary for the execution, delivery or performance by the Company Stockholder of this Agreement or any Ancillary Document to which that Company Stockholder is a party. Assuming due authorization, execution and delivery by Buyer of this Agreement and each Ancillary Document of Buyer, this Agreement is, and each Ancillary Document of that Company Stockholder will be, the legal, valid and binding obligation of that Company Stockholder, enforceable against that Stockholder in accordance with its terms, except to the extent enforceability may be limited by any Enforcement Limitation.

(b) This Agreement has been duly and validly executed and delivered by the Company Stockholder (and, if the Company Stockholder is married and any of the Company Stockholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, the Company Stockholder’s spouse), and constitutes a valid and binding agreement of the Company Stockholder enforceable against it in accordance with its terms. The execution and delivery by the Company Stockholder of this Agreement and of any Ancillary Document and consummation by the Company Stockholder of the transactions contemplated herein and the Transactions does not and will not (with or without the passage of time or giving of notice): (i) if the Company Stockholder is not an individual, constitute a breach of, violate, conflict with or give rise to or create any right or obligation under the Organizational Documents of that Company Stockholder; (ii) violate any Applicable Law; or (iii) result in the creation or imposition of any Encumbrance on the Company Shares owned by the Company Stockholder.

(c)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to the Company Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Company Stockholder of the transactions contemplated hereby. If the Company Stockholder is a natural person, no consent of the Company Stockholder’s spouse is necessary under any “community property” or other Applicable Laws in order for the Company Stockholder to enter into and perform its obligations under this Agreement.

5.4  Absence of Litigation. There is no Proceeding pending or, to the Knowledge of the Company Stockholder, Threatened against the Company Stockholder as of the date of this Agreement that would prevent or materially delay the performance by the Company Stockholder of its obligations under this Agreement or that would materially and adversely affect the ability of the Company or the Stockholders to consummate the transactions contemplated hereby or the Transactions.

5.5 Acquisition of Buyer Common Stock.

(a) The Company Stockholder is acquiring the shares of Buyer Common Stock under the Business Combination Agreement for investment, solely for the Company Stockholder’s own account and not with a view to, or for resale in connection with, any distribution or other disposition thereof in violation of the Securities Act or any applicable state securities law.

(b) The Company Stockholder understands that any Buyer Common Stock issued to it pursuant to the Transactions will be characterized as “restricted securities” under the U.S. federal securities laws, inasmuch as they are being acquired from Buyer in a transaction not involving a public offering, and that under Applicable Laws such Buyer Common Stock may not be resold without registration under the Securities Act, except in certain limited circumstances. The Company Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Company Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Buyer Common Stock, and on requirements relating to Buyer that are outside the Company Stockholder’s control, and which Buyer is under no obligation and may not be able to satisfy.

(c) The Company Stockholder has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in Buyer Common Stock. With the assistance of the Company Stockholder’s own professional advisors, to the extent that the Company Stockholder has deemed appropriate, the Company Stockholder has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in Buyer Common Stock and the consequences of this Agreement and the Business Combination Agreement. The Company Stockholder has considered the suitability of Buyer Common Stock as an investment in light of its own circumstances and financial condition and the Company Stockholder is able to bear the risks associated with an investment in Buyer Common Stock.

(d) The Company Stockholder acknowledges that neither Buyer nor the Company has made, and does not make, any representation or warranty to the Company Stockholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

5.6  Brokers. Such Stockholder does not have any Liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause Buyer or the Company to become liable for payment of any fee or expense with respect thereto.

5.7  Reliance by Buyer. The Company Stockholder understands and acknowledges that Buyer is entering into the Business Combination Agreement in reliance upon the Company Stockholder’s execution and delivery of this Agreement. The Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company Stockholder are irrevocable.

6.  Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) as to the Company Stockholder, the mutual written agreement of Buyer and the Company Stockholder; provided, however, that the obligations set forth in Sections 4.4, 7.2, 8.2, 8.11, 8.12, 8.13 and 8.14 of this Agreement shall survive such termination and continue until fully performed in accordance with their terms.

7.  Additional Obligations of the Company Stockholder.

7.1 Obligations Through the Expiration Date. Until the Expiration Time, the Company Stockholder in its capacity as such agrees to comply with the obligations of the Company and of the Company’s Representatives and Affiliates contained in Sections 6.5 and 7.2 of the Business Combination Agreement as if they were parties thereto.

7.2 Continuing Obligations. Through and after the Expiration Date, the Company Stockholder in its capacity as such agrees to comply with the obligations of the Company and of the Company’s Representatives and Affiliates contained in Section 6.4 of the Business Combination Agreement as if it were a party thereto.

8.  Miscellaneous.

8.1  Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement and the Transactions.

8.2  Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and the Transactions.

8.3  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

8.4  Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the First Effective Time, Buyer may (a) extend the time for the performance of any obligation or other act of the Company Stockholder, (b) waive any inaccuracy in the representations and warranties of the Company Stockholder contained herein or in any document delivered by the Company Stockholder pursuant hereto and (c) waive compliance with any agreement of the Company Stockholder or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Buyer.

8.5 Notices. All notices, requests, permissions, waivers, consents, and other communications hereunder must be in writing and will be deemed to have been given only (a) three Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile transmission (provided that (i) the sender receives confirmation that the delivery was successful, (ii) such notice or communication is promptly thereafter delivered in accordance with clause (a), (c), or (d), and (iii) if such notice is received after 5:00 p.m. local time at the location of the recipient or is sent on a day other than a Business Day, such notice will be deemed given as of 9:00 a.m. local time at the location of the recipient on the next succeeding Business Day), (c) when delivered, if delivered personally to the intended recipient, or (d) one Business Day following sending by overnight delivery via a national courier service (receipt requested) and, in each case, addressed to a Party at the following address for such Party:

if to Buyer:

Legacy Acquisition Corp.

1308 Race Street, Suite 200

Cincinnati, OH 45202

Attention: Darryl McCall

Email: darrylmccall@legacyacquisition.com

with copies (which shall not constitute notice) to:

Graydon Head & Ritchey LLP

312 Walnut Street, 18th Floor

Cincinnati, OH 45202

Attention: Richard G. Schmalzl

Facsimile: (513) 651-3836

Email: rschmalzl@graydon.law

if to the Company Stockholder, to the address for notice set forth on Schedule A hereto, with a copies (which shall not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

600 Campus Drive

Florham Park, NJ 07932

Attention: James M. Fischer

Facsimile: (973) 360-9831

Email: james.fischer@faegredrinker.com

and

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attention: Jonathan R. Zimmerman and Kate Sherburne

Facsimile: (612) 766-1600

Email:	jon.zimmerman@faegredrinker.com
kate.sherburne@faegredrinker.com

or to such other address, facsimile or email as is furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 8.5.

8.6  Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

8.8  Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Ancillary Document to which the Parties hereto are parties, to the extent referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and, except for the Stockholders Agreement, supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

8.9  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.10 Interpretation.

(a)  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Applicable Law shall include all rules and regulations promulgated thereunder and (xi) references to any Applicable Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Applicable Law.

(b)  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

8.11  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.12  Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Applicable Law to post security or a bond as a prerequisite to obtaining equitable relief.

8.13  Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by Applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.13.

8.14 Negotiation of this Agreement. No Party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing or enforcing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement.

8.16  Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

8.17  Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Company Stockholder or by the Company Stockholder if he or she is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. The Company Stockholder is executing this Agreement, and this Agreement only applies to the Company Stockholder, solely in such capacity as a record or beneficial holder of Company Shares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Stockholder Support Agreement to be executed as of the date first set forth above.

BUYER:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Its:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the Parties hereto have caused this Stockholder Support Agreement to be executed as of the date first set forth above.

COMPANY STOCKHOLDER:

[●]

By:
Name:	[●]
Its:	[●]

[Signature Page to Stockholder Support Agreement]

Schedule A

	Subject Shares
Company Stockholder Name	Common Shares	Preferred Shares
Onyx Enterprises Canada Inc.	217	1,000,000
Roman Gerashenko	100	0
Stanislav Royzenshteyn	100	0
Total:	417	1,000,000

Schedule of Omitted Documents

1.	Stockholder Support Agreement, dated as of September 18, 2020, by and between Legacy Acquisition Corp. and Onyx Enterprises Canada Inc.

2.	Stockholder Support Agreement, dated as of September 18, 2020, by and between Legacy Acquisition Corp. and Roman Gerashenko.

3.	Stockholder Support Agreement, dated as of September 18, 2020, by and between Legacy Acquisition Corp. and Stanislav Royzenshteyn.

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